As filed with the Securities and Exchange Commission on January 8, 2026
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
AVALO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	45-0705648 (I.R.S. Employer Identification Number)
1500 Liberty Ridge Drive, Suite 321
Wayne, Pennsylvania 19087
Telephone: (410) 522-8707
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Christopher Sullivan
Chief Financial Officer
Avalo Therapeutics, Inc.
1500 Liberty Ridge Drive, Suite 321
Wayne, Pennsylvania 19087
Telephone: (410) 522-8707
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Rachael Bushey
Jennifer Porter
Goodwin Procter LLP
3025 John F Kennedy Blvd
Philadelphia, PA 19104
Telephone: (445) 207-7800
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement on Form S-3 (this “Registration Statement”) is being filed Avalo Therapeutics, Inc. (the “Company”) pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), to replace the Company’s registration statement on Form S-3 (File No. 333-271225), filed with the Securities and Exchange Commission on April 12, 2023 (the “Expiring Registration Statement”), which is due to expire on May 2, 2026.
Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this Registration Statement, the Company may issue and sell securities covered by the Expiring Registration Statement until the earlier of the effective date of this Registration Statement or 180 days after May 2, 2026. Pursuant to Rule 415(a)(6) under the Securities Act, we are registering on this Registration Statement an aggregate of $326,585,963 of unsold securities (the “Unsold Securities”) previously registered under the Expiring Registration Statement to be offered, issued and sold by the Company. In accordance with Rule 415(a)(6), the effectiveness of this Registration Statement will be deemed to terminate the Expiring Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated January 8, 2026
PROSPECTUS
$750,000,000 of
Common Stock
Preferred Stock
Debt Securities
Warrants and/or
Units
From time to time, we may offer up to $750,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including pursuant to any applicable anti-dilution provisions.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement containing specific information about the terms of the securities being offered and the offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with any offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement or any related free writing prospectus is inconsistent with the information in this prospectus, then the information in that prospectus supplement or any related free writing prospectus will apply and will supersede the information in this prospectus.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement or any related free writing prospectus. For more detailed information, see “Plan of Distribution” in this prospectus.
Our common stock is traded on The Nasdaq Capital Market under the symbol “AVTX.” On January 7, 2026, the last reported sale price of our common stock was $16.94 per share. The applicable prospectus supplement or any related free writing prospectus will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement or any related free writing prospectus.
This prospectus may not be used by us to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should carefully read this prospectus, any prospectus supplement and any related free writing prospectus, together with additional information described in “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference”, before you invest in our securities.
We are a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements for so long as we remain a smaller reporting company.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, in any accompanying prospectus supplement, any related free writing prospectus and in the documents incorporated by reference herein and therein, to read about factors you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated           , 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may offer shares of our common stock, shares of our preferred stock, debt securities, warrants for such securities, or units consisting of a combination of any such securities, in one or more offerings, up to a total dollar amount of $750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to any offering.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements and any related free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement or any related free writing prospectus will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and any related free writing prospectus and the documents incorporated by reference herein and therein, will include material information relating to the offering. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, the information and documents incorporated herein and therein by reference and the additional information under the heading “Where You Can Find Additional Information” before making an investment decision. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy these securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated herein and therein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any related free writing prospectus or any sale of a security.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
To the extent there are inconsistencies between this prospectus, any prospectus supplement and any related free writing prospectus and any documents incorporated by reference, the document with the most recent date will control.
This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

THE COMPANY
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context indicates otherwise, references in this prospectus to “Avalo,” “Company,” “we,” “us” and “our” refer to Avalo Therapeutics, Inc.
Company Overview
Avalo Therapeutics, Inc. is a clinical stage biotechnology company fully dedicated to developing IL-1β-based treatments for immune-mediated inflammatory diseases. Our lead asset, AVTX-009, is in a Phase 2 clinical trial for hidradenitis suppurativa (“HS”). We are also exploring additional opportunities to make an impact in prevalent indications that have significant remaining unmet needs.
Our focus in 2026 is completing the Phase 2 (“LOTUS”) trial of AVTX-009, an anti-IL-1β (mAb), in HS, preparing for the anticipated topline data readout in the second quarter of 2026, and progressing our Phase 3 planning.
Management’s primary evaluation of our success is the ability to progress our pipeline forward toward commercialization or opportunistically out-licensing rights to indications or geographies. We believe the ability to achieve the anticipated milestone as presented in the following chart represents our most immediate evaluation point as to the progress of our goal to move our pipeline forward.
Our Phase 2 LOTUS trial in HS, is a randomized, double-blind, placebo-controlled, parallel-group Phase 2 trial with two AVTX-009 dose regimens to evaluate the efficacy, safety and tolerability of AVTX-009 in approximately 250 adults with moderate to severe HS. Subjects were randomized (1:1:1) to receive either one of two doses of AVTX-009 or placebo during a 16-week treatment phase. The primary efficacy endpoint is the proportion of subjects achieving Hidradenitis Suppurativa Clinical Response (HiSCR75) at Week 16. We are the study sponsor and the current trial locations include the United States, Canada, France, Germany, Italy, Spain, Bulgaria, Czech Republic, Greece, Poland, Australia, Turkey, and Slovakia.
Our Strategy
Our strategy for increasing stockholder value includes:
•
Advancing our pipeline through development to regulatory approval. Most notably and in the near term, completing our Phase 2 LOTUS trial in HS, preparing for the next stage of development for that indication and considering further indication expansion for AVTX-009;

•
Acquiring or in-licensing rights to and/or developing targeted, complementary differentiated preclinical and clinical stage compounds that treat immune mediated disease; and

•
Opportunistically out-licensing rights to compounds, indications or geographies.

Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined under Rule 405 of the Securities Act. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates was less than $250 million on the last business day of our most recently completed second fiscal quarter or

(ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million on the last business day of our most recently completed second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and plan to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.
Corporate Information
Our principal executive offices are located at 1500 Liberty Ridge Drive, Suite 321, Wayne, Pennsylvania 19087 and our telephone number is (410) 522-8707. Our website address is www.avalotx.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
“Avalo”, the Avalo logo and other trademarks or service marks of Avalo Therapeutics, Inc. appearing in this prospectus are the property of Avalo Therapeutics, Inc. Our company is a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act (as defined below), and we have elected to take advantage of certain of the scaled disclosure available to smaller reporting companies under the Exchange Act.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before purchasing any securities you should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K that have been or will be incorporated by reference in this prospectus, as well as in any prospectus supplement or any related free writing prospectus hereto. The prospectus supplement relating to a particular offering of our securities may also discuss certain risks of investing in that offering. See “Where You Can Find Additional Information” for information about how to obtain a copy of these documents. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act. For these purposes, any statements contained or incorporated by reference herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, other than statements of historical facts, are forward-looking statements. In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed or implied in our forward-looking statements. There are a number of important factors that could cause actual results, levels of activity, performance or events to differ materially from those expressed or implied in the forward-looking statements we make.
You should refer to the “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections contained in this prospectus and the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated herein and therein by reference, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus or any prospectus supplement or related free writing prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.
Any forward-looking statement speaks only as of the date on which it is made. Although we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, except as may be required by law, even if our estimates change, and readers should not rely on our forward-looking statements as representing our views as of any date subsequent to the date the statements were made.

USE OF PROCEEDS
We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless we otherwise indicate in the applicable prospectus supplement or any free writing prospectus relating to a specific offering, we currently intend to use the net proceeds from the sale of the securities for general corporate purposes, including clinical trials, research and development expenses, and general and administrative expenses. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. Pending the application of any net proceeds, we might invest the net proceeds in short-term, investment grade, interest-bearing securities.

PLAN OF DISTRIBUTION
We may sell the securities offered hereby from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
in “at-the-market offerings” (as defined in Rule 415 under the Securities Act);

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•
on or through the facilities of The Nasdaq Capital Market or any other security exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•
other than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the method of distribution of the securities and any applicable restriction as well as the terms of the offering of the securities, including, to the extent applicable:
•
the name or names of any underwriters, dealers or agents, if any;

•
the purchase price of the securities and the proceeds we will receive from the sale;

•
any over-allotment options under which underwriters may purchase additional securities from us;

•
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers;

•
any commissions paid to agents;

•
any delayed delivery arrangements;

•
the net proceeds from the sale of securities; and

•
any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship. The prospectus supplement will also include any over-allotment options.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement and we will include the net proceeds payable to us. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may engage in “at-the-market offerings” into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
We may provide agents and underwriters with indemnification against civil liabilities related to the offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
The securities we offer may be new issues of securities and may have no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the existence or liquidity of a trading market for any securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The anticipated date of delivery of any offered securities will be set forth in the applicable prospectus supplement relating to each offer.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

DESCRIPTION OF OUR CAPITAL STOCK
The following description of our capital stock and provisions of our amended and restated certificate of incorporation, as amended (the “A&R Certificate of Incorporation”) and our fifth amended and restated bylaws (the “A&R Bylaws”) are summaries. This description also summarizes relevant provisions of the General Corporation Law of the State of Delaware, which we refer to as the DGCL. The terms of A&R Certificate of Incorporation and A&R Bylaws and the terms of the DGCL are more detailed than the general information provided below. Therefore, please carefully consider the actual provisions of the A&R Certificate of Incorporation and the A&R Bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part, as well as the DGCL.
General
Under our A&R Certificate of Incorporation, we are authorized to issue up to 200,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of December 31, 2025, we had 18,512,757 shares of common stock outstanding, 18,792.360 shares of Series C preferred stock outstanding, 1 share of Series D preferred stock outstanding, and 1 share of Series E preferred stock outstanding.
Common Stock
Voting
Each holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election.
Dividends
Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.
Rights and Preferences
Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.
Fully Paid and Nonassessable
All of our outstanding shares of common stock are fully paid and nonassessable.
Warrants
As of December 31, 2025, we had outstanding 148 warrants to purchase shares of our common stock at a weighted average exercise price of $7,488 per share, subject to adjustment upon occurrence of certain conditions, including but not limited to stock dividends and splits, distribution of property, or certain fundamental transactions, and in some cases for subsequent rights offerings.

Preferred Stock
Pursuant to our A&R Certificate of Incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.
Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.
Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of any series of preferred stock that we offer in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:
•
the title and stated value;

•
the number of shares we are offering;

•
the liquidation preference per share;

•
the purchase price per share;

•
the dividend rate per share, if any, dividend period and payment dates and method of calculation for dividends;

•
whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•
our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•
the procedures for any auction and remarketing, if any;

•
the provisions for a sinking fund, if any;

•
the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•
any listing of the preferred stock on any securities exchange or market;

•
whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•
whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•
voting rights, if any, of the preferred stock;

•
preemption rights, if any;

•
restrictions on transfer, sale or other assignment, if any;

•
a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•
the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•
any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

The DGCL, the corporate law of our state of our incorporation, which is Delaware, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Series C Preferred Stock
As of December 31, 2025, 34,326 of our 5,000,000 authorized shares of preferred stock have been designated as Series C Preferred Stock and there were 18,792.360 shares of Series C Preferred Stock outstanding. The Series C Preferred Stock has a par value of $0.001 per share. The Series C Preferred Stock has no voting rights, no liquidation preference, and are not redeemable. In the event of any liquidation, dissolution or winding up of the Company, holders of Series C Preferred Stock are entitled to be paid out of the assets with the Company legally available for distribution to its stockholders on an as-converted and pari-passu basis with common stock. The Series C Preferred Stock is subject to broad-based weighted average anti-dilution protection for certain issuances of common stock and securities convertible into common stock. The Series C Preferred Stock is entitled to receive dividends equal to and in the same form, and in the same manner, based on the then-current conversion ratio as dividends actually paid on shares of the common stock, when, as and if such dividends are paid on shares of the common stock. Each share of the Company’s Series C Preferred Stock is convertible into 1,000 shares of common stock, subject to certain beneficial ownership limitations.
Series D and Series E Preferred Stock
One share of Series D Preferred Stock and one share of Series E Preferred Stock were issued to two institutional investors that participated in the private placement. Both the Series D and the Series E Preferred Stock have a par value and liquidation preference of $0.001 per share. The Series D and Series E Preferred Stock do not have voting rights, are not entitled to dividends, and are not convertible into common stock. Each of the holders of the Series D and Series E Preferred Stock have the option to require us to redeem their shares at a price equal to the par value at any time. We retain the right to redeem the Series D and Series E Preferred Stock at a price equal to the par value if the holder owns less than a certain threshold of our outstanding common stock. Although the Series D and Series E Preferred Stock do not provide the holders with substantive economics, the Series D and Series E Preferred Stock were issued solely to allow for the institutional investors to each appoint a director to our board of directors.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Provisions of DGCL, our A&R Certificate of Incorporation, and our A&R Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest, open market purchases, removal of incumbent directors and otherwise. It is possible that these provisions also could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Law
We are subject to section 203 of the DGCL (“Section 203”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•
prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:
•
any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•
subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Subject to certain exceptions, Section 203 defines an “interested stockholder” as an entity or person (other than the corporation or any direct or indirect majority-owned subsidiary of the corporation) who, together with the entity or person’s affiliates and associates, beneficially owns, or is an affiliate or associate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
A&R Certificate of Incorporation and A&R Bylaws
Provisions of our A&R Certificate of Incorporation and A&R Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our A&R Certificate of Incorporation and A&R Bylaws:
•
permit our board of directors to issue up to 5,000,000 shares of preferred stock, of which 4,965,672 remain available for designation, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control);

•
provide that the authorized number of directors may be changed only be resolution of our board of directors;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•
provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of such a stockholder’s notice;

•
do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

•
provide that special meetings of our stockholders may be called only by the chairman of the board, our chief executive officers or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require approval by the holders of at least 66 2∕3% of our then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
Choice of Forum
Our A&R Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the exclusive forum for:
•
any derivative action or proceeding brought on our behalf;

•
any action asserting a claim of breach of a fiduciary duty;

•
any action asserting a claim against us arising pursuant to any provision of the DGCL, our A&R Certificate of Incorporation or our A&R Bylaws; or

•
any action asserting a claim against us that is governed by the internal affairs doctrine.

The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our A&R Certificate of Incorporation to be inapplicable or unenforceable in such action. These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act, Securities Act or any other claim for which the federal courts have exclusive or concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.
Nasdaq Capital Market Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “AVTX.”

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 28 Liberty Street, Floor 53, New York, NY 10005. The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the Registration Statement of which this prospectus is a part and is incorporated herein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.
With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:
•
the title;

•
the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•
any limit on the amount that may be issued;

•
whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

•
the maturity date;

•
the principal amount due at maturity;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•
whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;

•
whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

•
the terms of the subordination of any series of subordinated debt;

•
the place where payments will be payable;

•
restrictions on transfer, sale or other assignment, if any;

•
our right, if any, to defer payment or interest and the maximum length of any such deferral period;

•
the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•
whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•
whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

•
a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•
information describing any book-entry features;

•
any provisions for payment of additional amounts for taxes;

•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•
the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•
events of default;

•
whether we and/or the indenture trustee may change an indenture without the consent of any holders;

•
the form of debt security and how it may be exchanged and transferred;

•
description of the indenture trustee and paying agent, and the method of payments; and

•
any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:
•
does not limit the amount of debt securities that we may issue;

•
allows us to issue debt securities in one or more series;

•
does not require us to issue all of the debt securities of a series at the same time;

•
allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•
provides that the debt securities may be secured or unsecured, as may be set forth in the applicable prospectus supplement.

Exchange and/or Conversion Rights
We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.
Transfer and Exchange
We may issue debt securities that will be represented by either:
•
“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•
“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.
Certificated Debt Securities
If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.
Global Securities
The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. For more information, please see “Global Securities” below.
Protection in the Event of Change of Control
Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or that would otherwise afford holders of its debt securities additional protection in the event of a recapitalization transaction, a change of control, or a highly leveraged transaction will be described in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Consolidation, Merger, and Sale of Assets
We may agree in any indenture that governs the debt securities of any series covered by this prospectus that it will not consolidate with or merge into any other person or convey, transfer, sell, or lease our properties and assets substantially as an entirety to any person, unless:
•
we are the surviving entity of any such merger or consolidation or the entity formed by such merger or consolidation shall be organized under the laws of the United States of America, or any state thereof or the District of Columbia, and shall expressly assume by a supplemental indenture all of our obligations related to such debt securities; and

•
immediately before and immediately after the merger or consolidation, no default or event of default shall have occurred and be continuing.

Notwithstanding the foregoing, the indenture may allow certain transactions, including, but not limited to, a merger between us and our wholly owned subsidiary or a merger between us and our affiliate for the purpose of converting the Company into a corporation under the laws of the United States of America, or any state thereof or the District of Columbia, or for the purpose of creating or collapsing a holding company structure.
Defaults and Notice
The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:
•
failure to pay the principal of, or premium, if any, on, any debt security of such series when due and payable (whether at maturity, upon redemption, acceleration or otherwise);

•
failure to make a payment of any interest on any debt security of such series when due and payable and such failure continues for a period of 30 days;

•
our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series and such failure continues for a period of 60 days after written notice from the trustee or holders of 25% in the aggregate principal amount of the then-outstanding debt securities of such series; and
•
certain events relating to our or our significant subsidiaries’ bankruptcy, insolvency, or reorganization.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding debt securities of such series may declare the principal amount of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.
Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the trustee knows of the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, except in the case of a default that results from the failure to make any payment of the principal of, or interest or premium, if any, on the debt securities of any series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before instituting a proceeding or pursuing a remedy under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of any series may direct the time, method, and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.
Any indenture that governs our debt securities covered by this prospectus may permit the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include that the holders of at least 25% in aggregate principal amount of the debt securities of such series then-outstanding make a prior written request upon the trustee to exercise its power under the indenture and offer reasonable indemnity to the trustee. Even so, such holders may have an absolute right to receipt of the principal of, or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Modification of the Indenture
We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.
Defeasance; Satisfaction and Discharge
The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Any indenture that governs our debt securities covered by this prospectus may provide that we may discharge our obligations under such debt securities and the indenture with respect to such debt securities if:
•
either (A) there shall have been canceled by the trustee under the indenture, or delivered to the trustee for cancellation, all debt securities of such series theretofore authenticated and delivered or (B) all such debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements for the giving of notice of redemption by the trustee;

•
we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest to the maturity or date of redemption;

•
we have paid all other sums payable by it under the indenture or deposited all other required sums with the trustee; and

•
the deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement to which we are a party or to which we are bound.

Any indenture that governs our debt securities covered by this prospectus may provide that we may be discharged from our obligations with respect to any debt securities, subject to certain exceptions. Further, any indenture that governs our debt securities covered by this prospectus may provide that we may be released from our obligations under certain sections of such indenture, subject to certain exceptions. In either case, such indenture may provide that certain conditions must be satisfied prior to such discharge or release, including, but not limited to:
•
we shall have irrevocably deposited with the trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities, (a) money, (b) U.S. or foreign government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money, or (c) a combination thereof, in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, accrued interest, and premium, if any;

•
there shall be no continuing default or event of default with respect to such debt securities at the time of the deposit or after giving effect thereto;

•
there shall not be certain conflicting interest for purposes of the Trust Indenture Act;

•
such actions shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are bound; and

•
we shall have delivered a legal opinion relating to certain tax matters.

Regarding the Trustee
We will identify the trustee and any relationship that it may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of the Company, the indenture and the Trust Indenture Act limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act, it must eliminate such conflict or resign.
No Personal Liability of Directors, Officers, Employees, or Stockholders
None of our past, present, or future directors, officers, employees, or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement or related free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities, or a combination thereof, and may be issued in one or more series. Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement or related free writing prospectus will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, or a form of warrant, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants are subject to all the provisions of the warrant agreement and warrant applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreement or the form of warrant that contains the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:
•
the title of such warrants;

•
the offering price or prices and aggregate number of warrants offered;

•
if applicable, the designation and terms of the securities and the exercise price with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•
if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which the principal amount of the debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•
the effect of any merger, consolidation, sale or other disposition of our business and the warrants;

•
the terms of any rights to redeem or call the warrants;

•
the terms of any rights to force the exercise of the warrants;

•
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the dates on which the right to exercise the warrants will commence and expire;

•
the manner in which the warrant agreements or forms of warrants may be modified;

•
a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•
the terms of the securities issuable upon exercise of the warrants; and

•
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering a notice of the warrants to be exercised together with specified information, and paying the required amount in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the exercise notice properly completed and duly executed in accordance with is terms, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant are exercised, then we will issue a new warrant for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of any related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS
We may issue units comprised of shares of common stock, shares of preferred stock, debt securities, or warrants in any combination and in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We may choose to evidence each series of units by unit certificates that we would issue under separate agreements. If we choose to evidence the units by unit certificate, we will enter into unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement related to the particular series of units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•
the title of the series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
a discussion of certain U.S. federal income tax considerations applicable to the units; and

•
any other terms of the units and their constituent securities.

LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon for us by Goodwin Procter LLP, Philadelphia, Pennsylvania. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offerings.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants. Our SEC filings, including our registration statement and the exhibits and schedules thereto, are available on the SEC website at www.sec.gov.
We maintain a website at www.avalotx.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-37590. The documents incorporated by reference into this prospectus contain important information that you should read about us.
The following documents are incorporated by reference into this document:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 20, 2025;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, as filed with the SEC on May 12, 2025, August 7, 2025, and November 6, 2025, respectively;

•
our Current Reports on Form 8-K filed with the SEC on January 2, 2025, January 13, 2025, March 26, 2025, May 8, 2025, June 4, 2025, June 5, 2025, June 17, 2025, June 18, 2025, June 20, 2025, September 22, 2025, October 1, 2025, October 10, 2025, October 29, 2025 and December 2, 2025, in each case only to the extent the information in such report is filed and not furnished;

•
our definitive proxy statement on Schedule 14A, filed with the SEC on May 1, 2025, specifically incorporated by reference into our Annual Report on Form 10-K; and

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 9, 2015, including any amendments or reports filed for the purposes of updating this description, including Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 20, 2025.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
Any statement in a document incorporated by reference or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Avalo Therapeutics, Inc., 1500 Liberty Ridge Drive, Suite 321 Wayne, Pennsylvania 19087; telephone: (410) 522-8707.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.
SEC registration fee		$94,463.52(1)
Legal fees and expenses	$	*
FINRA filing fee (if applicable)	$	*
Transfer agent and registrar fees and expenses	$	*
Accounting fees and expenses	$	*
Printing expenses	$	*
Trustee fees and expenses	$	*
Warrant agent fees and expenses	$	*
Blue Sky, qualification fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*
These expenses are not presently known and cannot be estimated. The applicable prospectus supplement will set forth the aggregate amount of expenses payable in respect of any offering of securities.

(1)
In accordance with Rule 415(a)(6), includes certain fees previously paid in respect of Unsold Securities previously registered under the registrant’s registration statement on Form S-3 (File No. 333-271225), as further described in the Filing Fee Table included as Exhibit 107 hereto.

Item 15.   Indemnification of Directors and Officers.
We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation, as amended (the “A&R Certificate of Incorporation”) and our fifth amended and restated

bylaws (the “A&R Bylaws”) provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:
•
breach of a director’s duty of loyalty to the corporation or its stockholders;

•
act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payment of dividends, stock purchase or redemption of shares; or

•
transaction from which the director derives an improper personal benefit.

Our A&R Certificate of Incorporation includes a provision providing for the limitation of liability to the maximum extent permitted under the DGCL. Expenses incurred by any officer or director in defending any proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking by or on behalf of such director or officer, to repay all amounts advanced if it should ultimately be determined that such director or officer is not entitled to be indemnified by us.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.
We have entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Item 16.   Exhibits and Financial Statement Schedules.
(a)   Exhibits.
Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement.
2.1	Purchase Agreement, dated September 11, 2023, by and between AUG Therapeutics, LLC and Avalo Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on September 12, 2023).
2.2	Agreement and Plan of Merger and Reorganization, dated March 27, 2024, by and among Avalo Therapeutics, Inc., Project Athens Merger Sub, Inc., Second Project Athens Merger Sub, LLC, and AlmataBio, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed on March 28, 2024).
3.1.1	Amended and Restated Certificate of Incorporation of Cerecor Inc. (incorporated by reference to Exhibit 3.1.2 to the Current Report on Form 8-K filed on May 17, 2018).
3.1.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cerecor Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 26, 2021).

Exhibit Number	Description of Exhibit
3.1.3	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, dated July 5, 2022 and effective July 7, 2022 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on July 7, 2022).
3.1.4	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, dated December 22, 2023 and effective December 28, 2023 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 28, 2023).
3.1.5	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Cerecor Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on April 28, 2017).
3.1.6	Form of Certificate of Designation of Series B Non-Voting Convertible Preferred Stock of Cerecor Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 27, 2018).
3.1.7	Certificate of Designation for Avalo Therapeutics, Inc.’s Series C Preferred Stock filed with the Secretary of State of Delaware on March 27, 2024 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 28, 2024).
3.1.8	Certificate of Designation for Avalo Therapeutics, Inc.’s Series D Preferred Stock filed with the Secretary of State of Delaware on March 27, 2024 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on March 28, 2024).
3.1.9	Certificate of Designation for Avalo Therapeutics, Inc.’s Series E Preferred Stock filed with the Secretary of State of Delaware on March 27, 2024 (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on March 28, 2024).
3.2	Fifth Amended and Restated Bylaws of Avalo Therapeutics, Inc (incorporated by reference to Exhibit 3.2 to the Form 10-K filed on March 29, 2024).
4.1	Second Amended and Restated Investors’ Rights Agreement, dated as of July 11, 2014 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed on June 12, 2015).
4.2	Specimen Unit Certificate (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-1/A filed on October 13, 2015).
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 filed on May 20, 2016).
4.4.1	Warrant to Purchase Common Stock (Loan A) issued June 4, 2021 by Cerecor, Inc. to Horizon Technology Finance Corporation (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on June 8, 2021).
4.4.2	Warrant to Purchase Common Stock (Loan B) issued June 4, 2021 by Cerecor, Inc. to Horizon Technology Finance Corporation (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on June 8, 2021).
4.4.3	Warrant to Purchase Common Stock (Loan C) issued June 4, 2021 by Cerecor, Inc. to Horizon Technology Finance Corporation (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed on June 8, 2021).
4.4.4	Warrant to Purchase Common Stock (Loan D) issued June 4, 2021 by Cerecor, Inc. to Powerscourt Investments XXV, LP (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed on June 8, 2021).
4.4.5	Warrant to Purchase Common Stock (Loan E) issued June 4, 2021 by Cerecor, Inc. to Horizon Technology Finance Corporation (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K filed on June 8, 2021).

Exhibit Number	Description of Exhibit
4.4.6	Warrant to Purchase Common Stock (Loan F) issued June 4, 2021 by Cerecor, Inc. to Horizon Technology Finance Corporation (incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K filed on June 8, 2021).
4.4.7	Warrant to Purchase Common Stock (Loan G) issued June 4, 2021 by Cerecor, Inc. to Horizon Technology Finance Corporation (incorporated by reference to Exhibit 4.7 to the Current Report on Form 8-K filed on June 8, 2021).
4.4.8	Warrant to Purchase Common Stock (Loan H) issued June 4, 2021 by Cerecor, Inc. to Horizon Technology Finance Corporation (incorporated by reference to Exhibit 4.8 to the Current Report on Form 8-K filed on June 8, 2021).
4.5	Description of Registered Securities (incorporated by reference to Exhibit 4.5 to the Annual Report on Form 10-K filed on March 20, 2025).
4.6	Form of Indenture, between the Registrant and one or more trustees to be named.
4.7*	Form of Note.
4.8*	Form of Common Stock Warrant Agreement and Warrant Certificate.
4.9*	Form of Preferred Stock Warrant Agreement and Warrant Certificate.
4.10*	Form of Debt Securities Warrant Agreement and Warrant Certificate.
4.11*	Form of Preferred Stock Certificate and Certificate of Designation of Preferred Stock.
4.12*	Form of Unit Agreement.
5.1	Opinion of Goodwin Procter LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page to this Registration Statement on Form S-3).
25.1**	Statement of Eligibility of Trustee under the Indenture.
107	Filing Fee Table.

*
To be filed by amendment, including, if necessary, a post-effective amendment, or by a report filed under the Exchange Act and incorporated herein by reference, if applicable.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)   The undersigned registrant hereby undertakes that:
(1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, State of Pennsylvania, on the 8th day of January, 2026.
AVALO THERAPEUTICS, INC.
By:
/s/ Garry Neil, M.D.

Name:
Garry Neil, M.D.

Title:
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garry Neil, M.D. and Christopher Sullivan, and each or any one of them, as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions, which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Garry Neil, M.D. Garry Neil, M.D.	President and Chief Executive Officer, Director (Principal Executive Officer)	January 8, 2026
/s/ Christopher Sullivan Christopher Sullivan	Chief Financial Officer (Principal Financial and Accounting Officer)	January 8, 2026
/s/ Mitchell Chan Mitchell Chan	Director	January 8, 2026
/s/ Jonathan Goldman, M.D. Jonathan Goldman, M.D.	Director	January 8, 2026
/s/ Michael Heffernan Michael Heffernan	Chairman of the Board of Directors, Director	January 8, 2026
/s/ Rita Jain, M.D. Rita Jain, M.D.	Director	January 8, 2026
/s/ Aaron Kantoff Aaron Kantoff	Director	January 8, 2026

Signature	Title	Date
/s/ Gilla Kaplan, Ph.D. Gilla Kaplan, Ph.D.	Director	January 8, 2026
/s/ Kevin Lind Kevin Lind	Director	January 8, 2026
/s/ Samantha Truex Samantha Truex	Director	January 8, 2026